EXHIBIT 3.2LIMITED LIABILITY COMPANY

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY
AGREEMENT
OF
ENERGY FINANCING COMPANY, L.L.C.

          This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Energy Financing Company, L.L.C. (the "Company") is made and entered into as of July 19, 2001 by Allegheny Energy Supply Company, LLC, ("AE Supply"), a Delaware limited liability company as the sole member (the "Parent" or "Member"). As used in this Agreement, the term "Member" means Parent or any other person or entity that is admitted as a Member of the Company in accordance with this Agreement and the Delaware Limited Liability Company Act (6 Del.C. Section 18-101 et seq.), as amended from time to time (the "Act"), in each case so long as such person or entity remains a member of the Company, and the term "Members" means all of such persons or entities (whether one or more) collectively.

           The Member, by execution of this Agreement, hereby establishes the Company as a limited liability company pursuant to and in accordance with the Act.

           1.   Articles. Articles of Organization of the Company (the "Articles") have been filed in the office of the Delaware Secretary of State pursuant to the Act. Each of the Members is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file any amendments and restatements to the Articles required pursuant to the Act and any other documents as may be required or appropriate under the laws of the State of Delaware.

          2.   Name. The name of the limited liability company formed hereby is Energy Financing Company, L.L.C.

          3.   Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

4.   Registered Office. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          5.   Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          6.   Principal Business Office. The principal business office of the Company shall be located at 2325-B Renaissance Drive, Suite 10, Las Vegas, Nevada 89119 or at such other location within the State of Nevada as may hereafter be determined by the Board of Directors. The Company shall maintain its principal business office and commercial domicile at such place within the State of Nevada as the Board of Directors may from time to time determine or the business of the Company may require and the Company shall not establish a presence or conduct any activities in any State other than the State of Nevada.

          7.   Members. The name of the Member is Allegheny Energy Supply Company, LLC. No other person or entity shall be admitted as a member of the Company without the prior written approval of the Members.

          8.   Powers. The Company shall have the power and authority to do any and all acts necessary or convenient to or in furtherance of the purposes described in Section 9 hereof, including all power and authority, statutory or otherwise, possessed by, or which may be conferred upon, limited liability companies under the laws of the State of Delaware.

          9.   Management:

          (a)  Directors. Subject to the provisions of the Act and any limitations in this Agreement as to action required to be authorized or approved by the Members, the business and affairs of the Company shall be managed and all its powers shall be exercised by or under the direction of a Board of Directors ("Board of Directors"). Without prejudice to such general powers, but subject to the same limitations, the Board of Directors shall be empowered to conduct, manage and control the business and affairs of the Company and to make such rules and regulations therefor not inconsistent with law or this Agreement, as the Board of Directors shall deem to be in the best interest of the Company.

(b)  Number, Classes and Qualifications of Directors.

               (i)  The authorized number of Directors which shall constitute the Board of Directors shall be three (3). The Members shall designate all Directors.

               (ii)  A Director must be a natural person who is at least eighteen (18) years of age.

               (iii)  The Members shall be entitled to designate any Director as chairman of the Board of Directors.

          (c)  Removal of Directors. Any Director or the entire Board of Directors may be removed at any time, with or without cause, by the Members.

          (d)  Majority Consent. A majority vote or, in the circumstances referred to in subsection (l) of this section, unanimous written consent of the Board of Directors shall be required to authorize or approve any actions of the Board of Directors.

          (e)  Vacancies; Resignations.

               (i)  A vacancy shall be deemed to exist in case of the death, resignation or removal, declaration of bankruptcy under the laws of any jurisdiction, mental incompetence adjudged by a court of competent jurisdiction in any state or country (including, without limitation, any territory, dependency or possession of the United States of America), or conviction by any court in any state or country (including, without limitation, any territory, dependency or possession of the United States of America) of any felony or any misdemeanor involving moral turpitude of any Director; or if the authorized number of Directors be increased.

               (ii)  Any Director may resign effective upon giving thirty (30) days written notice to the Members, unless the notice specifies a later time for the effectiveness of such resignation.

                (iii)  The Members shall appoint or elect a successor thereto, to take office effective upon the departure of the vacating Director or at such later time as shall be designated by the Members.

          (f)  Initial Directors.  The initial Directors to hold office from and after the date of this Agreement until their removal pursuant to this Agreement or until their respective successors are appointed and qualified pursuant to this Agreement, are as follows:

               Terence A. Burke

               Robert W. Grier

               Bruce M. Sedlock

          (g)  Compensation of Directors. Directors of the Company shall be entitled to such compensation as shall be approved by the Members.

          (h)  Meetings of Directors. Meetings of the Board of Directors for any purpose or purposes may be called at any time by any Director. All meetings of the Board shall be held at such place within the State of Nevada as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Notice of the time and place of meetings shall be delivered personally or by telephone to each Director, or sent by first-class mail, courier service, or by facsimile transmission, charges prepaid, addressed to such Director at his or her address as it appears upon the records of the Company or, if it is not so shown on the records and is not readily ascertainable, at his or her last known address. In case such notice is mailed, it shall be deposited in the United States mail at least seven days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated to either the Directors or to a person at the office of the Directors whom the person giving the notice has reason to believe will promptly communicate it to the

Directors. Such deposit in the mail, delivery to a courier service, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such Directors. The notice need not specify the purpose of the meeting.

          (i)  Quorum:  Alternates; Participation in Meetings By Conference Telephone Permitted; Vote Required for Action.

               (i)  Except as hereinafter provided, presence of fifty percent (50%) or more of the authorized number of Directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business.

               (ii)  Each Director shall have one (1) vote. Each Director may, by written notice given to the chairman of the Board of Directors, appoint an alternate to attend and vote at meetings, or at any particular meeting, if the Director is unable to attend. The presence of an alternate at any meeting shall be deemed to be presence of the Director at such meeting for all purposes, and the vote of such alternate shall be deemed to be the vote of the relevant Director. No Director may retract the vote of any duly appointed alternate on behalf of such Director, or other Director voting on his or her behalf, after the close of the meeting at which such vote is made. In the event that the Director who appointed an alternate attends a meeting, the appointment of such alternate shall be ineffective for such meeting, and the alternate shall have no right to be present or to participate in that meeting.

               (iii)  Every act or decision done or made by a vote required hereunder shall be regarded as the act of the Board of Directors.

               (iv)  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, but a Board member may not vote if participating in this manner.

          (j)     Place of Meetings. Meetings of the Board of Directors shall be held at any place within the State of Nevada that has been designated from time to time by the Board of Directors

          (k)     Waiver of Notice; Consent to Meeting. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the Company's records and made a part of the minutes of the meeting.

          (l)     Action by Board of Directors Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all the Directors authorized to vote shall individually or collectively consent in writing to such action. Such written consent or consents may be in counterparts and transmitted by facsimile or electronic mail and shall be filed with the minutes of the proceedings of the Board of Directors. Such actions by written consent shall have the same force and effect as a vote of the Board of Directors.

          10.     Officers.

          (a)  Appointment and Tenure.

               (i)  The Directors may, from time to time, designate officers of the Company to carry out the day-to-day business of the Company in Nevada.

               (ii)  The officers of the Company shall be comprised of one or more individuals designated from time to time by the Directors. Each officer shall hold his offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Directors. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Directors.

The officers of the Company may consist of a president/chief executive officer, a secretary and a treasurer. The Directors may also designate one or more vice presidents, assistant secretaries, and assistant treasurers. The Directors may designate such other officers and assistant officers and agents as the Directors shall deem necessary.

          (b)  Removal. Any officer may be removed as such at any time by the Directors, either with or without cause, in the discretion of the Directors.

          (c)  President/Chief Executive Officer. The president/chief executive officer, if one is designated, shall be the chief executive officer of the Company, shall have general and active management of the day-to-day business and affairs of the Company as authorized from time to time by the Directors and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Directors.

          (d)  Vice Presidents. The vice presidents, if any are designated, in the order of their seniority, unless otherwise determined by the Directors, shall, in the absence or disability of the president/chief executive officer, perform the duties and have the authority and exercise the powers of the president/chief executive officer. They shall perform such other duties and have such other authority and powers as the Directors may from time to time prescribe.

          (e)  Secretary; Assistant Secretaries. The secretary, if one is designated, shall perform such duties and have such powers as the Directors may from time to time prescribe. The assistant secretaries, if any are designated, in the order of their seniority, unless otherwise determined by the Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Directors may from time to time prescribe.

(f)  Treasurer; Assistant Treasurers. The treasurer, if one is designated, shall have custody of the Company's funds and securities and shall ensure that the Company keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company. The assistant treasurers, if any are designated, in the order of their seniority, unless otherwise determined by the Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Directors may from time to time prescribe.

          (g)  Controller; Assistant Secretary.  The controller shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Directors. The controller shall disburse the funds of the Company as may be ordered by the Directors, taking proper vouchers for such disbursements, and shall render the president/chief executive officer and the Directors, when so directed, an account of all his transactions as treasurer and of the financial condition of the Company. The controller shall perform such other duties and have such other powers as the Directors may from time to time prescribe. If required by the Directors, the controller shall give the Company a bond of such type, character and amount as the Directors may require. The assistant secretary located in Nevada, unless otherwise determined by the Directors, shall, in the absence or disability of the controller, perform the duties and exercise the powers of the controller.

          11.   Restriction on Powers. Notwithstanding any other provision of this Agreement and any provision of law, the Company shall not, without the consent of all of the Members (a) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it or to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (c) file a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a part of its property, (e) make a general assignment for the benefit of creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any corporate action in furtherance of the actions set forth in clauses (a) through (f) of this Section 11.

           12.   Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of all of the Members, (b) the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of the Member in the Company, unless, within ninety days after the occurrence of such an event, the remaining Members agree in writing to continue the business of the Company, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

          13.   Capital Contributions. Without creating any rights in favor of any third party, initial capital contributions shall be made by the Members at the times and in the amounts determined by the Members, and may be made in cash or other property as determined by the Members. Members have contributed amounts in cash, and no other property, to the Company according to the percentage interests set forth on Annex I hereto.

          14.   Additional Contributions. No member is required to make any additional capital contributions to the Company. However, a Member may make additional capital contributions to the Company.

          15.   Allocation of Profits and Losses. The Company's profits and losses shall be allocated in proportion to the ownership percentages of the Members.

          16.   Distributions. The Company shall make distributions (including, without limitation, interim distributions) of cash or other property to the Members in the same proportion as their then capital contributions, at such times and in such amounts as the Members may determine.

          17.   Restrictions on Transfer. No Member may transfer, sell, assign, pledge, encumber or otherwise dispose of any part of its membership interest without the consent of the other Members.

          18.   Exculpation. Neither the Board of Directors, the Members, nor any owner, officer, director or employee of the Company or the Members, shall be liable, responsible or accountable in damages or otherwise to the Company or the Members for any action taken or failure to act (even if such action or failure to act constituted the negligence of a person) on behalf of the Company within the scope of the authority conferred on the person described in this Agreement or by Law unless such act or omission was performed or omitted fraudulently or constituted gross negligence or willful misconduct. To the extent that, at law or in equity, the Board of Directors, the Members, or any owner, officer, director or employee of the Company or the Members have duties

(including fiduciary duties) and liabilities relating to the Company, the Board of Directors, the Members or any owner, officer, director or employee of the Company or the Members acting under this Agreement shall not be liable to the Company or the Members for their reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the Board of Directors, the Members or any owner, officer, director or employee of the Company or the Members otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Board of Directors, the Members or any owner, officer, director or employee of the Company or the Members.

          19.   Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Second Amended and Restated Limited Liability Company Agreement as of the date first written above.

                                        Member:

                                        ALLEGHENY ENERGY SUPPLY COMPANY, LLC,

                                        a  Delaware limited liability company

                                        By:  /s/ David C. Benson
                                        Name:  David C. Benson
                                        Title:   Vice President

ANNEX I

Percentage Interests of the Members

Allegheny Energy Supply Company, LLC                              100%